UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 1, 2005

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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)

001-31303 (Commission File Number) 625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	46-0458824 (IRS Employer Identification No.) 57709-1400 (Zip Code)

605.721.1700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

                On February 1, 2005, the Compensation Committee of the Board of Directors of Black Hills Corporation (the “Company”) approved annual incentive award targets for 2005 for the Company’s executive officers pursuant to the Officers Short-Term Incentive Plan. Corporate executives may earn a bonus payable 50% in cash and 50% in Company common stock on the basis of achieving designated earnings per share goals. The threshold, target and maximum annual bonus that may be earned in 2005 is consistent with prior years and is 15%, 50% and 100%, respectively, of base salary for the Company’s Chief Executive Officer, Chief Operating Officer – Wholesale and Chief Operating Officer — Retail and 9-12%, 30-40% and 60-80%, respectively, of base salary for other executive officers.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies Mark T. Thies Executive Vice President and Chief Financial Officer

Date: February 4, 2005

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